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                                                                                                                        EXHIBIT 4.10

___________    _____________  ____________________     ___________________
  SEQUENCE      ACCOUNT KEY   SUBSCRIPTION RIGHT #      RIGHT TO PURCHASE


                                                                      ________________________
                                                                       EMPLOYEE RIGHTS

                                                       HAWAIIAN AIRLINES, INC.

                                                           EMPLOYEE RIGHTS
                                                      SUBSCRIPTION CERTIFICATE

                                             FOR INFORMATION AND ASSISTANCE PLEASE CALL:

                                              CHASEMELLON SHAREHOLDER SERVICES, L.L.C.
                                                           (800) 814-0304

     The undersigned has Employee Rights of Hawaiian Airlines, Inc. (the "Company"), entitling the undersigned to purchase the
Company's Common Stock, par value $0.01 per share (the "Common Stock"), offered by the Company by its Prospectus dated July
___,1996 (the "Prospectus"),including the Oversubscription Privilege (terms not defined herein are defined in the Prospectus), subject to the terms described in the Prospectus.


     By executing this Employee Rights Subscription Certificate, the undersigned acknowledges having received and read the
Prospectus, and understands that as a Holder of Employee Rights, subject to certain limitations stated in the Prospectus, the undersigned is entitled to subscribe for the number of shares of Common Stock, as is shown above, and to participate in the
Oversubscription Privilege based on a Subscription Price of $3.90 per share of Common Stock.

                                                                                        By ChaseMellon Shareholder Services, L.L.C.
                                                                                        as Subscription Agent

                                                                                        THE EMPLOYEE RIGHTS EXPIRE AT 5:00 P.M. NEW
                                                                                        YORK CITY TIME, ON __________, 1996, UNLESS
                                                                                        EXTENDED BY THE COMPANY (THE "EXPIRATION
                                                                                        DATE").

IMPORTANT: PAYMENT FOR SHARES OF COMMON STOCK MUST BE MADE BY WIRE TRANSFER, CHECK OR MONEY ORDER PAYABLE TO "CHASEMELLON," IN
U.S. DOLLARS BEFORE THE EXPIRATION DATE. IN ORDER TO EXERCISE AN EMPLOYEE RIGHT, THE HOLDER MUST FORWARD TO THE COMPANY A CHECK
PAYABLE TO HAWAIIAN AIRLINES, INC. FOR THE WITHHOLDING AMOUNT AS SET FORTH IN THE PROSPECTUS AND MUST SIGN AND RETURN THE
ENCLOSED WITHHOLDING AGREEMENT AND WORKSHEET. IF FULL PAYMENT IS NOT RECEIVED BY CHASEMELLON SHAREHOLDER SERVICES, L.L.C. AND
HAWAIIAN AIRLINES, INC. BEFORE THE EXPIRATION DATE YOUR SUBSCRIPTION WILL BE REJECTED.

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                               SUBSCRIPTION TO PURCHASE SHARES OF COMMON STOCK OFFERED BY HAWAIIAN AIRLINES, INC.
                                                        EMPLOYEE RIGHTS
Exercise of Employee Rights, including the Oversubscription Priviledge, may have significant tax consequences. See "Certain Federal
Income Tax Consequences" in the accompanying Prospectus.

Upon the terms and subject to the conditions specified in the Prospectus, the undersigned hereby subscribes for shares of Common
Stock as follows:

A.   NUMBER OF SHARES OF COMMON STOCK SUBSCRIBED FOR PURSUANT TO EMPLOYEE RIGHTS:                                         __________
     (May not exceed the number of Employee Rights on the face of this certificate)

B.   NUMBER OF SHARES OF COMMON STOCK SUBSCRIBED FOR PURSUANT TO THE OVERSUBSCRIPTION PRIVILEGE:                          __________
     (Available only if ALL of the Employee Rights on the face of this certificate are subscribed under line A)

C.   TOTAL NUMBER OF SHARES OF COMMON STOCK SUBSCRIBED FOR:                                                               __________
     (The sum of line A and line B Enter sum here and on line 1 of Withholding Agreement and Worksheet)

D.   SUBSCRIPTION PRICE PER SHARE                                                                                 x $3.90

E.   TOTAL AMOUNT OF PAYMENT FOR SHARES OF COMMON STOCK SUBSCRIBED FOR                                                   $__________
     (Line C multiplied by line D)

     Check one box:
     / /  Enclosed is my check or money order payable to "ChaseMellon."
     / /  Payment has been made by wire transfer to Subscription Agent's account (wire instructions are in the Prospectus).

RETURN THIS FORM IN THE BLUE PRE-ADDRESSED STAMPED ENVELOPE ALONG WITH A PAYMENT IN U.S. DOLLARS BY CHECK, DRAFT OR MONEY ORDER
PAYABLE TO "CHASEMELLON," (OR PAYMENT MAY BE MADE BY WIRE TRANSFER) TO:

                         BY MAIL:                                BY HAND/OVERNIGHT DELIVERY:
                         --------                                ---------------------------
               ChaseMellon Shareholder Services, L.L.C.          ChaseMellon Shareholder Services, L.L.C.
               Post Office Box 837, Midtown Station              120 Broadway, 13th Floor
               New York, New York 10018                          New York, New York 10271
               Attn: Reorganization Dept.                        Attn: Reorganization Dept.

A TAX WITHHOLDING AMOUNT IS ALSO REQUIRED AND MUST BE FORWARDED TO HAWAIIAN AIRLINES, INC. IN THE YELLOW PRE-ADDRESSED STAMPED
ENVELOPE TOGETHER WITH A SIGNED AND COMPLETED WITHHOLDING AGREEMENT AND
WORKSHEET (ENCLOSED). SEE THE WITHHOLDING AGREEMENT AND WORKSHEET FOR FURTHER INSTRUCTIONS.

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR ENCUMBERED OR IN ANY OTHER
     WAY ALIENATED. ANY PURPORTED SALE, TRANSFER, ASSIGNMENT, PLEDGE OR ENCUMBRANCE OR OTHER ALIENATION OF THE SECURITIES
     REPRESENTED BY THIS CERTIFICATE SHALL BE NULL AND VOID.

     Acceptance or rejection by the Company of this subscription shall be effective in accordance with the terms set forth in the
     Prospectus. Exercise of the Employee Rights represented hereby shall not be deemed complete, you shall have no binding right to become the legal or beneficial owner of the Rights Shares covered hereby, and there shall be no obligation of the Company to deliver the Rights Shares covered hereby to you, unless and/or until (i) the Expiration Date occurs, (ii) you are an employee of the Company on the Expiration Date, and (iii) the other conditions to exercise described in the Prospectus are satisfied. All questions concerning the timeliness, validity, form and eligibility of any exercise of Rights will be determined by the Company, whose determinations shall be final and binding.

     Shares of Common Stock will be registered in the same manner as set forth on the face of this Employee Rights Certificate.
     Stock certificates evidencing such shares of Common Stock will be sent to you as soon as practicable after the 90-day period immediately following the Expiration Date. Until the expiration of such 90-day period, shares of Common Stock issuable upon the exercise of Employee Rights may not be sold, transferred, assigned, pledged or encumbered or in any other way alienated.


Date: _________     ___________________________             Day Phone: ( )_________________
                            Signature                       Eve Phone: ( )_________________
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